As filed with the U.S. Securities and Exchange Commission on March 15, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Calithera Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	27-2366329
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

343 Oyster Point Blvd., Suite 200

South San Francisco, California 94080

(Address of principal executive offices) (Zip code)

Calithera Biosciences, Inc. 2014 Equity Incentive Plan

Calithera Biosciences, Inc. 2014 Employee Stock Purchase Plan

(Full title of the plans)

Susan M. Molineaux, Ph.D.

President and Chief Executive Officer

343 Oyster Point Blvd., Suite 200

South San Francisco, California 94080

(650) 870-1000

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Barbara A. Kosacz

John T. McKenna

Danielle E. Naftulin

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.0001 per share
– 2014 Equity Incentive Plan	729,265	$6.185	$4,510,504.03	$454.21
– 2014 Employee Stock Purchase Plan	182,316	$6.185	$1,127,624.46	$113.56
Total	911,581		$5,638,128.49	$567.77

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of common stock of Calithera Biosciences, Inc. that become issuable under the 2014 Equity Incentive Plan, and the 2014 Employee Stock Purchase Plan set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant’s common stock.
(2)	Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $6.185, the average of the high and low prices of the Registrant’s common stock as reported on The NASDAQ Select Global Market on March 8, 2016.

EXPLANATORY NOTE

Calithera Biosciences, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering an additional (a) 729,265 shares of its common stock, par value $0.0001 per share (the “Common Stock”), issuable to eligible persons under the 2014 Equity Incentive Plan, which Common Stock is in addition to the shares of Common Stock registered on the Registrant’s Form S-8 filed on May 11, 2015 (File No. 333-204056) and on October 2, 2014 (File No. 333-199126) (the “Prior Forms S-8”) and (b) 182,316 shares of Common Stock issuable to eligible persons under the 2014 Employee Stock Purchase Plan, which Common Stock is in addition to the shares of Common Stock registered on the Prior Forms S-8.

PART II

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Pursuant to General Instruction E to Form S-8, the contents of the Prior Forms S-8 are incorporated by reference herein.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS

Exhibit Number	Description	Incorporated by Reference			Filing Date
		Schedule Form	File Number	Exhibit

4.1	Amended and Restated Certificate of Incorporation of Calithera Biosciences, Inc.	8-K	001-36644	3.1	October 10, 2014

4.2	Amended and Restated Bylaws of Calithera Biosciences, Inc.	S-1	333-198-355	3.4	September 19, 2014

4.3	Form of Common Stock Certificate	S-1	333-198-355	4.1	September 25, 2014

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Cooley LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (see signature page hereto).

99.3	2014 Equity Incentive Plan.	S-1	333-198355	10.4	September 25, 2014

99.4	Forms of option agreement and option grant notice for 2014 Equity Incentive Plan.	S-1	333-198355	10.5	September 25, 2014

99.5	2014 Employee Stock Purchase Plan.	S-1	333-198355	10.6	September 25, 2014

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of South San Francisco, State of California, on March 15, 2016.

CALITHERA BIOSCIENCES, INC.

By:	/s/ William D. Waddill
William D. Waddill Senior Vice President, Chief Financial Officer, Treasurer and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Susan M. Molineaux, Ph.D. and William D. Waddill, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Susan M. Molineaux Susan M. Molineaux, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	March 15, 2016

/s/ William D. Waddill William D. Waddill	Senior Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)	March 15, 2016

/s/ Sunil Agarwal Sunil Agarwal, M.D.	Director	March 15, 2016

/s/ Jonathan G. Drachman Jonathan G. Drachman, M.D.	Director	March 15, 2016

/s/ Jean M. George Jean M. George	Director	March 15, 2016

/s/ Deepa R. Pakianathan Deepa R. Pakianathan, Ph.D.	Director	March 15, 2016

/s/ H. Ward Wolff H. Ward Wolff	Director	March 15, 2016

EXHIBIT INDEX

Exhibit Number	Description	Incorporated by Reference			Filing Date
		Schedule Form	File Number	Exhibit

4.1	Amended and Restated Certificate of Incorporation of Calithera Biosciences, Inc.	8-K	001-36644	3.1	October 10, 2014

4.2	Amended and Restated Bylaws of Calithera Biosciences, Inc.	S-1	333-198-355	3.4	September 19, 2014

4.3	Form of Common Stock Certificate	S-1	333-198-355	4.1	September 25, 2014

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Cooley LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (see signature page hereto).

99.3	2014 Equity Incentive Plan.	S-1	333-198355	10.4	September 25, 2014

99.4	Forms of option agreement and option grant notice for 2014 Equity Incentive Plan.	S-1	333-198355	10.5	September 25, 2014

99.5	2014 Employee Stock Purchase Plan.	S-1	333-198355	10.6	September 25, 2014

*	Filed herewith.